UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

Chemomab Therapeutics Ltd.

(Exact name of Registrant as Specified in Its Charter)

State of Israel	001-38807	81-3676773
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Kiryat Atidim, Building 7
Tel Aviv, Israel	6158002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972-77-331-0156

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing twenty (20) ordinary shares, no par value per share	CMMB	Nasdaq Capital Market

Ordinary shares, no par value per share	N/A	Nasdaq Capital Market*

* Not for trading; only in connection with the registration of American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

2022 Annual Meeting of Shareholders

On June 7, 2022, Chemomab Therapeutics Ltd. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). There were 84,756,220 ordinary shares, no par value, of the Company (equivalent to 4,237,811 American Depositary Shares, each representing twenty (20) ordinary shares) represented in person or by proxy at the Annual Meeting, constituting approximately 37.16% of the outstanding ordinary shares on April 28, 2022, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: To re-elect Dr. Nissim Darvish to serve as a Class I director of the Company to hold office until our 2025 annual general meeting of shareholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal.

FOR	AGAINST	ABSTAIN
84,055,680	591,060	109,480

In accordance with the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2022, the Company originally proposed the re-election of Mr. Joel Maryles as a Class I director. On May 31, 2022, and as reported on the Current Report on Form 8-K filed with the SEC on June 1, 2022, Mr. Maryles notified the board of directors of the Company that he will not stand for re-election at the Annual Meeting, and therefore the Company did not tabulate any votes received in connection with Mr. Maryles’ re-election as a Class I director.

Proposal 2: To approve an amendment to the terms of compensation of Dr. Adi Mor, the Company’s Co-Founder, Chief Scientific Officer and Class III Director.

FOR	AGAINST	ABSTAIN
83,840,260	894,060	21,900

The amendment to the terms of engagement of Dr. Adi Mor, the Company’s Chief Scientific Officer, which was approved under Proposal 2 is further described in the Proxy Statement.

Proposal 3: To grant additional equity grants to certain of the Company's directors and certain changes to the Company’s director compensation package, all in compliance with the Company's Compensation Policy.

As previously reported by the Company under additional proxy materials on Schedule 14A, which was filed with the SEC on May 31, 2022, the board of directors of the Company resolved to withdraw Proposal 3 and, therefore, the Company did not tabulate any votes received in connection therewith.

Proposal 4: The approval of the reappointment of Somekh Chaikin, a member of KPMG International, as the Company’s independent auditors and to authorize the board of directors of the Company to delegate to the audit committee the authority to fix the said independent auditors’ remuneration in accordance with the volume and nature of their services.

FOR	AGAINST	ABSTAIN
84,152,640	489,980	113,600

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOMAB THERAPEUTICS LTD.

Date: June 8, 2022	By:	/s/ Donald Marvin
Name: Donald Marvin
Title: Executive V.P., Chief Financial Officer and Chief Operating Officer